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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 15, 2006 (May 10, 2006)

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NATCO GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2950 North Loop West, 7th Floor
Houston, Texas	77092
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 683-9292

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2006 Long-Term Incentive Compensation Plan

On May 10, 2006, at the annual meeting of the stockholders of NATCO Group Inc., the stockholders of the Company approved the Company's 2006 Long-Term Incentive Compensation Plan, as further amended and approved by the Board of Directors of the Company (the "2006 Plan"). The following is a brief description of the material terms and conditions of the 2006 Plan.

The 2006 Plan is effective as of March 1, 2006, and shall be administered by the Governance, Nominating & Compensation Committee of the Board. The Governance, Nominating & Compensation Committee shall have the authority, in its discretion and subject to the express provisions of the 2006 Plan, to determine which employees, consultants or directors shall receive an award, the time or times when such awards shall be made, the type of award that shall be made, the number of shares to be subject to any option or restricted stock award, the number of shares subject to or the value of any performance award and the value of any phantom stock award. In making these determinations, the committee shall take into account the nature of services rendered by the employee, consultant or director, their present and potential contribution to the company's success and such other factors as the committee in its discretion shall deem relevant, including competitive market data on compensation. The relative benefits or amounts that will be received by or allocated to the various categories of eligible participants under the 2006 Plan are not currently determinable. In addition, the Governance, Nominating & Compensation Committee shall have powers as delegated to it by the 2006 Plan, including to: (a) construe the 2006 Plan and the related agreements; (b) prescribe rules and regulations related to the 2006 Plan; (c) determine the terms, restrictions and provisions of the agreement related to any award; and (d) make all other determinations necessary or advisable for administering the 2006 plan. The Governance, Nominating & Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2006 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

The 2006 Plan provides for the issuance of up to an aggregate of 950,000 shares of common stock through stock option grants, incentive stock option grants, restricted stock awards, performance awards and phantom stock awards. Awards to employees, consultants or directors may be in the form of: (a) options to purchase a specified number of shares of common stock at a specified price, which may be either incentive stock options intended to comply with section 422 of the Internal Revenue Code, or nonqualified stock options that do not comply with section 422; (b) restricted stock awards, whereby common stock is reserved for an individual for a specified vesting period until certain forfeiture restrictions lapse, which restrictions may lapse upon one or more of the following: (1) attainment of one or more performance measures; (2) continued employment with the Company for a specified period of time; or (3) occurrence of any event or satisfaction of any other condition specified by the Governance, Nominating & Compensation Committee; (c) performance awards, whereby an award of a specified number of shares of common stock may be granted based upon the attainment of certain performance criteria, which may relate to one or more of the following: (1) the price of the Company's common stock; (2) the Company's earnings per share; (3) the Company's market share; (4) the market share of a business unit of the Company as designated by the Governance, Nominating & Compensation Committee; (5) the Company's sales; (6) a business unit's sales; (7) net income (before or after taxes) of the Company; (8) cash flow return on investment of the Company or a specified business unit; (9) earnings before or after interest, taxes, depreciation and/or amortization of the Company or a business unit as designated; (10) the economic value added; (11) return on stockholders' equity achieved by the Company; (12) total stockholders' return achieved by the Company; (13) return on capital employed; (14) return on assets; or (15) an arithmetically weighted combination of any of the foregoing; and (d) phantom stock awards, which are rights to receive shares of common stock or an amount equal to any appreciation or increase in the fair market value of common stock over a specified period, which vest over a period of time as established by the Governance, Nominating & Compensation Committee, without satisfaction of any performance criteria or objectives. Notwithstanding the foregoing, forfeiture restrictions based on performance measures may not lapse prior to the expiration of one year from the date of the award and forfeiture restrictions based on tenure may not lapse prior to the expiration of three years from the date of the award. Such restrictions may not be waived except in the case of death, disability, retirement, involuntary separation without cause, or in the case of a corporate change. Any awards made pursuant to these arrangements will be governed by an agreement between the individual and the Company, and shall incorporate terms and provisions deemed appropriate by the Governance, Nominating & Compensation Committee. The terms and provisions of these agreements need not be identical.

The maximum number of shares of common stock that may be subject to options, restricted stock awards and performance awards denominated in shares of common stock granted to any one individual over the life of the plan may not exceed 475,000 and the maximum amount of compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such performance awards) granted to one individual during any calendar year may not exceed $5,000,000. Any payment due with respect to a performance award shall be paid no later than 10 years after the date of grant of such performance award. Compensation generated under the plan will constitute "performance-based" compensation for purposes of section 162(m) of the Internal Revenue Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) and applicable interpretive authority, and shares subject to options that are canceled or repriced.

The 2006 Plan provides that, if any of several specified corporate changes should occur, the Governance, Nominating & Compensation Committee may, in its discretion: (1) accelerate the vesting of outstanding options; (2) require the surrender of outstanding options in exchange for a cash payment based on a formula specified in the plan; or (3) make adjustments to outstanding options to reflect the corporate change. In addition, the committee may provide that any forfeiture restrictions with respect to restricted stock awards shall lapse upon the occurrence of a corporate change. For these purposes, the specified corporate changes are: (a) a merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of an entity); (b) a sale, lease or exchange of all or substantially all of the Company's assets; (c) the adoption by the Company's stockholders of a plan of liquidation and dissolution; (d) the acquisition by a person or group of beneficial ownership of more than 50% of the Company's outstanding capital stock (measured by voting power); or (e) an election contest in which individuals who were, prior to the election, directors of the company cease to constitute a majority of the Company's Board.

Director Compensation

Effective May 10, 2006, the directors of the Company shall be compensated as follows:

Retainer:	$8,500 per quarter
Meeting Fees:	$1,500 per meeting
Committee Chairs
Audit: Governance, Nominating & Compensation: Health, Safety & Environment:	$10,000 per year $7,500 per year $5,000 per year
Equity
Restricted Stock: Stock Options:	2,500 shares per year 0

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 10, 2006, Thomas R. Bates, Jr. resigned as the director designee of the holders of the Series B Convertible Preferred Stock of the Company. On May 10, 2006, the Board elected Mr. Bates as a Class III Director of the Company, which class will stand for reelection in 2007. Mr. Bates will continue to serve as a member of the Governance, Nominating & Compensation Committee and the Health, Safety & Environment Committee.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective May 10, 2006, the Company amended and restated its Certificate of Designations of Series B Convertible Preferred Stock to eliminate the right of the holders of Series B Convertible Preferred Stock to designate a director to the Board. The full text of the Amended and Restated Certificate of Designations of Series B Convertible Preferred Stock is attached to this report as Exhibit 3.1, and is incorporated into this report by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1 Amended and Restated Certificate of Designations of Series B Convertible Preferred Stock of NATCO Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2006

NATCO Group Inc.

By: /s/ Richard W. FitzGerald________

Richard W. FitzGerald

Senior Vice President & Chief

Financial Officer